UNITED STATES
                         SECURITIESANDEXCHANGECOMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 30, 2004


                                  TELYNX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           13520 Rye Street, Suite 105, Sherman Oaks, California 91423
           -----------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code (415) 812-0518


           Former address - 6006 N. Mesa Suite 600. El Paso, TX 79912
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 1.  Changes in Control of Registrant.

          (a) A change in control of the registrant has occurred. Paul Mataras and Talieh Safadi have purchased Telynx, Inc. ("Telynx"), its assets and liabilities for the sum of $10.00. Telynx director/CEO/Chairman Ali Al-Dawhi, and director/president Scott Munden have agreed on the sale on behalf of Telynx. All parties have signed the purchase agreement ("Purchase Agreement") on or about March 30, 2004 with the exception of Ali Al-Dawhi, who is out of the country and not available for several weeks. He has not been able to fax his signature. Al-Dawhi has given Scott Munden power of attorney to sign the Purchase Agreement on his behalf (see EXHIBIT A).

               Safadi and Mataras are receiving 45,000 preferred C class stocks each, and the assumption of the liabilities, including debts owed to the Internal Revenue Service and the Department of Labor. Scott Munden has placed in escrow 7,500,000 common A stock tradable shares to assist in the payment of Telynx's IRS liability. Ali Al-Dawhi has placed in escrow 22.5 million common A Stock tradable shares to assist in the payment of Telynx's IRS liability.

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               Previous to the sale and Purchase Agreement, Al-Dawhi and Munden held approximately 92% of the shares. Mataras and Safadi now control approximately 89% of the shares.

          (b) There are no arrangements, known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.


Item 2.  Acquisition or Disposition of Assets.

          (a) The cash consideration for the sale is $10.00. However, Mataras and Safadi have agreed to take on 4.8 million dollars in liabilities and debt for the controlling shares of Al-Dawhi and Munden. There is no material relationship between the registrant Mataras/Safadi and Al- Dawhi/Munden/Telynx or any of its affiliates, or directors/officers.

               The assets of Telynx consist of, including, but not limited to, the intellectual property, the vendor list, and the company accounts receivable.

          (b) Telynx, Inc. is a Delaware Corporation whose current principal place of business has changed from El Paso, Texas to Sherman Oaks, California. Telynx was dormant for approximately one year with little activity. It is the intention of Mataras and Safadi to build up the company by settling the liabilities and debts of Telynx, which include the Internal Revenue Service and the Department of Labor, and hiring software engineers to create an updated version of the signature software (see EXHIBIT B).

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           TELYNX, INC
                                           ----------------
                                           (Registrant)


Date  April 9, 2004
                                           /s/ Paul Mataras
                                           ------------------------------
                                           Paul Mataras, President & CEO


*Print name and title of the signing officer under his signature.


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